Exhibit 11
                            THERMO OPTEK CORPORATION

                        Computation of Earnings per Share

                                                   Three Months Ended
                                           ----------------------------------
                                           September 28,        September 30,
                                                    1996                 1995
   --------------------------------------------------------------------------
   Computation of Primary Earnings
     per Share:

   Net Income (a)                            $ 6,426,000         $ 3,916,000
                                             -----------         -----------

   Shares:
     Weighted average shares outstanding      48,410,440          45,000,000

     Add: Shares issuable from
          assumed exercise of options
          (as determined by the
          application of the treasury
          stock method)                                -             157,040
                                             -----------         -----------
     Weighted average shares outstanding,
       as adjusted (b)                        48,410,440          45,157,040
                                             -----------         -----------
   Primary Earnings per Share (a) / (b)      $       .13         $       .09
                                             ===========         ===========
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                            THERMO OPTEK CORPORATION

                  Computation of Earnings per Share (continued)

                                                    Nine Months Ended
                                           ----------------------------------
                                           September 28,        September 30,
                                                    1996                 1995
   --------------------------------------------------------------------------
   Computation of Primary Earnings
     per Share:

   Net Income (a)                            $16,146,000         $12,445,000
                                             -----------         -----------

   Shares:
     Weighted average shares outstanding      46,389,560          45,000,000

     Add: Shares issuable from
          assumed exercise of options
          (as determined by the
          application of the treasury
          stock method)                           52,347             157,040
                                             -----------         -----------
     Weighted average shares outstanding,
       as adjusted (b)                        46,441,907          45,157,040
                                             -----------         -----------
   Primary Earnings per Share (a) / (b)      $       .35         $       .28
                                             ===========         ===========